EXHIBIT 11     NET INCOME PER SHARE

               The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128), effective with the year ended June 30, 1998. SFAS 128 requires the presentation of basic and diluted net income per share. Basic net income per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for that period. Diluted net income per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options and warrants for all periods. All prior period net income per-share amounts have been restated to comply with SFAS 128.

               In accordance with the disclosure requirements of SFAS 128, a reconciliation of the numerator and denominator of basic and diluted net income per share is provided as follows:

                    YEARS ENDED JUNE 30,                              1999             1998           1997
                    ------------------------------------------------------------------------------------------
                    Basic and diluted income from continuing operations:
                           (numerator)                          $   1,087,123    $   4,148,473   $   4,025,449

                    Basic and diluted discontinued operations:
                           Income (loss) from operations
                           (numerator)                                (72,170)         115,868        (115,495)
                           Loss on disposal of assets
                           (numerator)                               (200,209)               -               -
                                                                -------------    -------------   -------------

                    Basic and diluted net income
                           (numerator)                          $     814,744    $   4,264,341   $   3,909,954
                                                                -------------    -------------   -------------
                                                                -------------    -------------   -------------
                    Shares used in basic net income
                       per-share calculations
                           (denominator):
                    Weighted average shares of
                       common stock outstanding                     4,408,189        4,564,355       4,658,796
                                                                -------------    -------------   -------------
                                                                -------------    -------------   -------------
                    Shares used in diluted net income
                       per-share calculations
                           (denominator):
                    Weighted average shares of
                       common stock outstanding                     4,408,189        4,564,355       4,658,796
                    Dilutive effect of stock options                        -           28,396          30,917
                                                                -------------    -------------   -------------
                                                                    4,408,189        4,592,751       4,689,713
                                                                -------------    -------------   -------------
                                                                -------------    -------------   -------------
                    Earnings (loss) per common share:
                           Basic:
                               Continuing operations            $         .25    $        .91    $         .86
                               Discontinued operations:
                                 Income (loss) from operations           (.02)            .02             (.02)
                                 Loss on disposal of assets              (.05)              -                -
                                                                -------------    -------------   -------------
                               Net income                       $         .18    $        .93    $         .84
                                                                -------------    -------------   -------------
                                                                -------------    -------------   -------------
                           Diluted:
                               Continuing operations            $         .25    $        .90    $         .86
                               Discontinued operations:
                                 Income (loss) from operations           (.02)            .03             (.03)
                                 Loss on disposal of assets              (.05)              -                -
                                                                -------------    -------------   -------------
                               Net income                       $         .18    $        .93    $         .83
                                                                -------------    -------------   -------------
                                                                -------------    -------------   -------------